Exhibit 10.1
FIRST AMENDMENT TO
REAL ESTATE PURCHASE AND SALE AGREEMENT

This First Amendment to Real Estate Purchase and Sale Agreement ("First Amendment") is made and entered into by and between Lex-Gen Woodlands, L.P., a Delaware limited partnership ("Seller") and FFC Equity Holdings, L.P., a Texas limited partnership ("Purchaser''), to be effective February 13, 2020 (the "First Amendment Effective Date").

For and in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Purchaser hereby recite and agree as follows:

1.Recitals.

(a)Purchase Agreement. Seller and Purchaser entered into that certain Real Estate Purchase and Sale Agreement (the "Agreement"), dated effective January 10, 2020, pursuant to which Seller agreed to sell and Purchaser agreed to purchase, pursuant to the tenns, provisions and conditions therein, certain real property in Montgomery County, Texas, and being more particularly described therein. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

(b)Amendment. Seller and Purchaser desire to amend the Agreement pursuant to this First Amendment as hereinafter provided.

The third sentence in Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that this Agreement is not terminated pursuant to Section 5.2 within seventy-five (75) days after the Effective Date, One Hundred Thousand and No/100 Dollars ($100,000.00) of the Deposit (the "Non-Refundable Amount shall become non-refundable and shall be delivered by Escrow Agent to Seller upon the termination of this Agreement for any reason other than a default by Seller under this Agreement, failure of a condition precedent favoring Purchaser as outlined in Section 6.1 hereof, or a termination of this Agreement pursuant to Section 6.3 (Risk of Loss) or 6.4 (Condemnation).''

2.Other Terms. All other terms, conditions and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect as of the date thereof, except as expressly modified hereby.

3.Counterparts. This First Amendment may be executed by facsimile or other electronic transmission in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

4.Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the Seller and Purchaser and their respective successors and permitted assigns.

EXECUTED to be effective as of the First Amendment Effective Date.

SELLER:
LEX-GEN WOODLANDS, L.P., a Delaware limited partnership
By: Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, its sole general partner
By: ________________________
Name: ______________________
Title: _______________________

PURCHASER:
FFC EQUITY HOLDINGS, L.P., a Texas limited partnership
By: FFC Equity Investments, L.L.C., a Texas limited liability company, its sole general partner
By: ________________________
Name: ______________________
Title: _______________________